UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2012

DEER VALLEY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	000-05388	20-5256635
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3030 N. Rocky Point Drive, Suite 150, Tampa, FL 33607

(Address of principal executive offices) (Zip code)

(813) 418-5250

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below of the Form 8-K if the filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Unless otherwise indicated or the context otherwise requires, all references below in this Current Report on Form 8-K to “DVC” is to Deer Valley Corporation, a Florida corporation, to “DVH” is to Deer Valley Homebuilders, Inc., an Alabama corporation, and “DVFC” is to Deer Valley Finance, Corp., a Florida corporation. All reference to “we,” “us,” “Deer Valley” and the “Company” are to Deer Valley Corporation, a Florida corporation, together with its wholly-owned subsidiaries, Deer Valley Homebuilders, Inc., an Alabama corporation, and Deer Valley Finance, Corp., a Florida corporation.

Item 1.01 Entry into Material Definitive Agreement; Modification of Employment Agreement

See discussion below at Item 5.02

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

The Board of Directors has authorized the restructuring of certain key management positions effective July 1, 2012. Mr. Joel Logan, the President and General Manager of Deer Valley Homebuilders, Inc. (“DVHB”), the Company’s primary operating subsidiary, will be moved into the new position of Executive Vice President and Chief Operating Officer (“COO”) of Deer Valley, the parent company, with primary responsibility for new business development. Mr. Chet Murphree, DVHB’s Director of Marketing, will be promoted to the new position of Executive Vice President of DVHB and will replace Mr. Logan as General Manager of DVHB. For additional discussion concerning the management restructuring see the press release titled “Deer Valley Restructures Management Team To Pursue Agressive Growth Objectives” attached hereto as Exhibit 99.1. Both Mr. Logan and Mr. Murphree have served on the Company’s Board of Directors since January 2006. Both men have also served on DVHB’s Board of Directors since 2004. They will continue to serve in these positions. Mr. Logan will also continue to serve as President of DVHB.

The ages, positions, and dates of service for the Company’s current officers being appointed to new positions are set forth in the following table.

Name of Director / Executive Officer	Age	Position(s)	Period Served

Joel Stephen Logan, II	43	President of DVH	September 22, 2006 to Present
		Executive Vice President and Chief Operating Officer of DVC	Effective July 1, 2012
		Class II Director of DVC	September 22, 2006 to Present (term expires at next meeting of shareholders)
		Member of the Board of Directors of DVH	September 22, 2006 to Present (term expires at next meeting of shareholders)
		Vice President and Member of Board of Directors of DVFC	August 18, 2009 to Present

Charles L. Murphree, Jr.	50	Regional Sales Director of DVH	September 22, 2006 to Present

		Executive Vice President and General Manager of DVH	Effective July 1, 2012

		Class I Director of Deer Valley Corporation; Nominee for Reelection	September 22, 2006 to Present (term expires at next meeting of shareholders)

		Member of the Board of Directors of DVH	September 22, 2006 to Present (term expires at next meeting of shareholders)

Experience

Joel Stephen Logan, II, Member of the Board of Directors of Deer Valley Corporation and of DVH, President, and General Manager of DVH. Mr. Logan is well-known throughout the factory-built home industry, having founded and operated two successful companies in the industry. Since leading the group which founded DVH in 2004, Mr. Logan has served as Chairman of the Board, General Manager, and President of that company. In 1996, Mr. Logan led the group which founded a HUD Code housing company, Pinnacle Homes of Alabama. Mr. Logan served as served as President and General Manager of Pinnacle until the company was purchased in 1998. Following the buy-out, Pinnacle became a division of Patriot Homes of Indiana, and Mr. Logan continued as General Manager of the Pinnacle Division until 2003. Mr. Logan holds a degree in Business Administration from Mississippi State University.

Charles L. Murphree, Jr., Member of the Board of Directors of Deer Valley Corporation and of DVH, Vice President and Regional Sales Director of Deer Valley Homebuilders, Inc. As one of the founders of DVH, since April of 2004 Mr. Murphree has served as a Corporate Director, Sales Manager and Vice President of DVH. From 2003 until 2004, Mr. Murphree served as Plant Manager for Clayton Homes, Inc. From 2000 through 2003, Mr. Murphree worked as General Manager of the Energy and LifeStyle Divisions of Southern Energy Homes, Inc. Mr. Murphree graduated from the University of Alabama Huntsville with a Bachelor of Science in Business Administration.

Family Relationships

There are no family relationships among any of our directors and executive officers.

Transactions with Related Persons, Promoters and Certain Control Persons

See the Company’s most recently filed annual report on Form 10-K for a discussion of Transactions with Related Persons, Promoters and Certain Control Persons.

Modification of Employment Agreements

In connection with the management restructuring, the Company modifed, effective July 1, 2012, the existing employment agreements with each of Mr. Joel Logan and Mr. Chet Murphree. In addition, the Company modifed, effective July 1, 2012, Mr. Steve Lawler’s existing employment agreement. Mr. Lawler had previously been promoted to Chief Financial Officer.

Item 9.01.	Financial Statements and Exhibits

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

10.1	First Amended and Restated Employment Agreement - Joel Logan

10.2	First Amended and Restated Employment Agreement - Chet Murphree

10.3	First Amended and Restated Employment Agreement - Steve Lawler

99.1	Press Release - “Deer Valley Restructures Management Team To Pursue Agressive Growth Objectives

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEER VALLEY CORPORATION

By:	s/ Charlie Masters
Name:	Charles G. Masters
Title:	President, Chief Executive Officer
Dated:	June 28, 2012